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ITEM 77Q1: EXHIBITS

(a)(1) Amendment No. 14 to the Trust Instrument of ING Variable Insurance Trust Establishment and Designation of Series of Shares of Beneficial Trust effective March 30, 2005 with respect to ING GET U.S. Core Portfolio Series 10- Series 12-filed as an exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement filed on Form N-1A on June 16, 2005 and incorporated herein by reference.

(a)(2) Amendment No. 15 to the Trust Instrument of ING Variable Insurance Trust Establishment and Designation of Series of Shares of Beneficial Trust effective April 29, 2005 with respect to ING VP Worldwide Growth Portfolio- filed as an exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement filed on Form N-1A on June 16, 2005 and incorporated herein by reference.

(e)(1)Interim Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors B.V. dated April 29, 2005 regarding ING VP Global Equity Dividend Portfolio- filed as an exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement filed on Form N-1A on June 16, 2005 and incorporated herein by reference.